SARS CORPORATION
10% CONVERTIBLE DEBENTURE

No. 100 December 20, 2007
USD$722,000 Bothell, Washington, USA

SARS CORPORATION (“Maker” or the “Company”) hereby promises to pay to the order of Andronics, Ltd. or his, her, its assigns (“Holder”), the sum of Seven Hundred Twenty-Two United States Dollars (USD$722,000), with interest at the rate of ten percent (10%) per annum until paid.  All outstanding principal and accrued and unpaid interest shall become due twelve months from the date upon which this 10% Convertible Debenture (“Debenture”) is executed (the “Maturity Date”).  All payments due and owning under this Debenture shall be subject to the terms and conditions set forth herein.

1.	Agreement.

The Debenture is issued pursuant to that certain Asset Purchase Agreement (the “Agreement”), dated the same date as first set forth herein, by and between Andronics, Ltd. and Jinkhold, Ltd., a wholly owned subsidiary of the Maker, which is hereby incorporated by reference.

2.	Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.	Loss Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tender and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.	Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary.  Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.	Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of, and interest on, the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted at the election of Holder as herein provided, require the surrender hereof.

6.	Subordination.

The Company, in its sole discretion, may subordinate the Debenture to any Senior Debt of the Company.  For purposes of the Debenture, “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed.

7.	Conversion.

At any time prior to or at the Maturity Date, at the option of the Holder, all principal and accrued interest due on this Debenture (the “Convertible Amount”) may be converted at $1.00 USD per share.  Upon the Maturity Date, all outstanding principal and accrued interest shall automatically convert into common stock of the Company.

The Conversion Amount shall be adjusted downward in the event the Company issues common stock (or securities exercisable for convertible into or exchangeable for common stock) at a price below the Conversion Amount, to a price equal to such issue price.

8.	Mechanics of Conversion.

Upon the Company’s receipt of written notice of Holder’s election to convert the Debenture or upon the Maturity Date, the principal amount of this Debenture plus any accrued interest shall be deemed converted into such number of shares of the Company’s Common Stock as determined pursuant to Section 7, and no further payments shall thereafter accrue or be owing under the Debenture.  The entire balance due and owing under the Debenture must be converted to Common Stock; no partial conversions will be allowed.  Holder shall return this Debenture to the Company at the address set forth below, or such other place as the Company may require in writing.   Within ten (10) days after receipt of this Debenture, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth above, or to such other address as to which Holder shall have notified the Company in writing, a certificate evidencing the securities to which Holder is entitled.  No fractional securities will be issued upon conversion of the Debenture.  If on conversion of the Debenture a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

9.	Notice.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

10.	Default.

The following will be “Events of Default” under the Debenture:  (a) the Company shall default on the payment of principal or interest on the Debenture or on any other indebtedness of the Company when due; (b) the Company shall default on the observance or performance of any other covenant set forth in the Debenture; (c) the Company shall issue any indebtedness senior to the Debenture or grant any security for any other indebtedness (other than in connection with operating leases such as stand-alone office equipment leases); (d) the Company shall become insolvent or file a voluntary petition in bankruptcy (or have such a petition filed against it) or have an assignment for the benefit of creditors or other creditor arrangement or similar event occur with respect to it or its assets; or (e) failure to comply with any other term or condition of the Debenture, which shall not have been cured within ten (10) business days receipt of written notice to the Company.

Upon Default, and at the option of Holder, or Holder’s successors or assigns, with fifteen (15) days written notice to the Company, demand or presentment, Holder may (i) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

11.	Miscellaneous.

(a)           10% per annum calculated using a 360-day year composed of 12 30-day months, payable in full, unless otherwise converted to common stock in the Company, at maturity or conversion.

(b)           The Company agrees that all Conversion Shares shall be fully paid and non-assessable.  Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Debenture without suit or action in attempting to collect funds due under this Debenture or in connection with the issuance of the Conversion Shares.  In the event an action is instituted to enforce or interpret any of the terms of this Debenture including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review, whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

(c)           All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Debenture, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Debenture.  Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

(d)           This Debenture shall be governed by and construed in accordance with the laws of the state of California without regard to conflict of law principles.

(e)           All payments due and owing under this Debenture shall be delivered to the following:

Andronics, Ltd.
Unit 20 Balliniska Road
Springtown Industrial Estate
Londonderry
Northern Ireland
BT48 ONA

IN WITNESS WHEREOF, the parties hereto execute this Convertible Debenture as of this 20th day of December, 2007.

Maker:                                SARS Corporation

____________________________
                                                By: Clayton S. Shelver
Its:  Chief Executive Officer

Maker’s address: SARS Corporation Attn: Clayton S. Shelver 19119 Northcreek Parkway, Suite 201 Bothell, WA 98011 USA	With a copy to: The Otto Law Group, PLLC Attn: David M. Otto 601 Union Street, Suite 4500 Seattle, WA 98101 USA

_________, 200_

SARS Corporation
19119 Northcreek Parkway, Suite 201
Bothell, WA 98011 USA
Attention: Clayton S. Shelver

RE:           SARS, Corporation (the “Company”) Convertible Debenture

Dear Mr. Shelver:

I, ________________________, am the holder of convertible debenture #___ of the Company, issued on ______________, 200__ for $____________ (the “Debenture”).  The original Debenture is enclosed and attached hereto.  Subject to Section 8 of the Debenture, I wish to convert the entire principal and any accrued interest into such number of shares of the Company’s common stock as determined pursuant to Section 7 of the Debenture. I understand that by converting the Debenture into common stock, no further payments shall thereafter accrue or owe under the Debenture.

Once the Debenture is converted into common stock of the Company, please direct the Company’s transfer agent to submit the stock certificates to the following street address:

_____________________
_____________________
_____________________
_____________________
Phone: _______________

Please do not hesitate to contact me at the above referenced phone number if you need further assistance.  Thank you for your time.

Sincerely,

_____________________

Enclosure